Exhibit 10.1

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (the “Separation Agreement”), dated May 11, 2018 (the “Effective Date”), confirms the following understandings and agreements between Ecoark Holdings, Inc., a Nevada corporation and its subsidiaries, divisions, affiliates, partnerships, joint ventures, and related business entities, and with respect to each of them, their predecessors, successors and assigns, employee benefit plans or funds, and with respect to each such entity (the “Company”), all of its or their past, present and/or future directors, partners, shareholders, members, managers, officers, attorneys, fiduciaries, agents, trustees, administrators, employees, consultants, and assigns, whether acting on behalf of the Company or in their individual capacities (collectively the “Group”) on the one hand, and Jay Puchir (“you”, “your” or the “Employee”) on the other hand; each a “Party” and together the “Parties”.

WHEREAS, the Parties desire to terminate the Employment Agreement between the Company and the Employee, dated December 15, 2017, (the “Employment Agreement”) and Employee’s role as the Company’s Chief Financial Officer (the “CFO”) in its entirety, except for those provision specified in Section 8(i) of the Employment Agreement and unless specified otherwise in this Separation Agreement;

WHEREAS, pursuant to Section 6 of the Employment Agreement and effective as of the Effective Date, the Employee gives his 30-day notice to the Company in the form of this Separation Agreement;

WHEREAS, the Employee was granted an incentive stock option grant for 412,500 shares of the Company’s common stock from the company’s 2013 Incentive Stock Plan, dated as of December 15, 2017 (the “Stock Option Agreement 1”), and the Employee was granted an incentive stock option grant for 210,000 shares of the Company’s common stock from the company’s 2017 Omnibus Incentive Plan, dated as of December 15, 2017 (the “Stock Option Agreement 2”); and

WHEREAS, upon termination of the Employee Agreement, the Parties desire to enter into a separate consulting agreement (the “Consulting Agreement”) whereby the Employee shall serve the Company as a 1099 advisor for a period of six months in order to assist the Company with its capital raising, investor relations, and transition of the Company’s Chief Financial Officer position to Employee’s elected successor.

NOW THEREFORE, in consideration of these premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound, the Parties hereby agree as follows:

1.	Separation

a.       By joint agreement and consent, you and the Company agree that your employment by the Company under the Employment Agreement shall be terminated as of the date hereof.

You shall be paid your normal base annual salary of $160,000 through June 11, 2018 (the “Separation Date”), payable in accordance with the normal payroll practices of the Company. You will not, however, be required to report to the office and may accept other employment. Pursuant to the terms of the Consulting Agreement, you agree to be available for six months from the Separation Date to consult with the Company, on a reasonable basis, to answer questions on any matters that you worked on prior to the Separation Date. Except as otherwise specified in this Agreement or any future agreements, after the Separation Date, you shall not be entitled to any cash compensation. The additional compensation to be paid under this Agreement is due solely from the Company.

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b.      You will continue to vest options under Stock Option Agreement 1 and Stock Option Agreement 2 until June 11, 2018. You agree to waive all rights to any of your unvested incentive stock options as of the Separation Date, as designated in Section 3(b) of your Employment Agreement and Stock Option Agreement. You shall have the right to perform a cashless exercise of any of your incentive stock options that have vested prior to the Separation Date for a period of 6 months from the Separation Date (the “Exercise Period”). Upon lapse of the Exercise Period, any of your vested but unexercised incentive stock options received under the Employment Agreement shall be deemed waived. Should this Section 1(c) conflict with any provision in the Employment Agreement or the Stock Option Agreement then this Section shall supersede.

c.       You will be permitted to retain your laptop computer and mobile phone provided that such devices shall be scrubbed clean of the Company’s proprietary information.

d.      You hereby confirm your notice, as of the Effective Date, of your resignation from any position you may have held as an employee, officer, or director of the Company or any other member of the Group. You agree to take all such actions and execute all such documents as may be necessary to effectuate this Section.

e.       You will be provided an opportunity to continue health coverage for yourself and qualifying dependents under the Company’s group health plan in accordance with the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). The Company shall reimburse you for the cost of COBRA insurance from the Effective Date until six months from the Separation Date. Information pertaining to your continuation of coverage pursuant to COBRA has been provided to you.

f.        Except as otherwise specifically set forth in this Separation Agreement, and subject to and contingent upon compliance with Section 1 of this Separation Agreement, after the Separation Date you shall no longer be entitled to any further compensation or any monies from the Company or any other member of the Group or to receive any of the benefits made available to you during your employment at the Company pursuant to the Employment Agreement. Subject to and contingent upon compliance with Section 1 of this Separation Agreement, you acknowledge and agree that the Company has paid you all of your wages, bonuses and accrued vacation pay, and that the Company owes you no other wages, bonuses, vacation pay, employee benefits or other compensation or payments of any kind or nature, except as set forth in this Separation Agreement.

2.      Change of Control. You agree and acknowledge that there has been no Change in Control in the Company’s 2017 Omnibus Incentive Plan.

3.      Release. Subject to and contingent upon compliance with Section 1 above, in consideration of the issuance of shares of common stock described in Section 1 above, and other good and valuable consideration, you, for and on behalf of yourself and your heirs, administrators, executors and assigns, effective on the Separation Date, do fully and forever release, remise and discharge the Company, Insperity PEO Services, L.P., and every member of the Group from any and all claims which you had, may have had, now have, or may have (either directly, indirectly or in any other capacity) against the Company or any other member of the Group, for or by reason of any matter, cause or thing whatsoever, including any claim arising out of or attributable to your employment or the termination of your employment with the Company, including but not limited to claims of breach of contract, wrongful termination, unjust dismissal, defamation, libel or slander, or under any federal, state or local law dealing with discrimination based on age, race, sex, national origin, handicap, religion, disability, sexual orientation or any other characteristic or condition protected by applicable law. This release of claims includes, but is not limited to, all claims arising under Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act of 1974, the Immigration Reform and Control Act, the Americans with Disabilities Act, the Civil Rights Act of 1991, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act, the Fair Credit Reporting Act, the Equal Pay Act, the Arkansas Fair Housing Act, the Arkansas Labor Law, and all other federal, state and local labor and anti-discrimination laws, the common law and any other purported restriction on an employer’s right to terminate the employment of employees. Notwithstanding the foregoing, the release in this Separation Agreement does not extend to those rights that cannot be waived as a matter of law.

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You represent that you have not filed or permitted to be filed against the Group, individually or collectively, any charges, complaints or lawsuits and you covenant and agree, subject to and contingent upon compliance with Section 1 above, that you will not file or permit to be filed any lawsuits at any time hereafter with respect to the subject matter of this Separation Agreement and claims released pursuant to this Separation Agreement (including, without limitation, any claims relating to your employment or the termination of your employment), except as may be necessary to enforce this Separation Agreement or to seek a determination of the validity of the waiver of your rights under the ADEA. Nothing in this Separation Agreement shall be construed to prohibit you from filing a charge with or participating in any investigation or proceeding conducted by the Equal Employment Opportunity Commission (“EEOC”) or a comparable state or local agency. Notwithstanding the foregoing, subject to and contingent upon compliance with Section 1 above, you agree to waive your right to recover monetary damages or reinstatement of employment in any charge, complaint, or lawsuit filed by you or by anyone else on your behalf.

4.      Full Settlement. You are specifically agreeing to the terms of this Separation Agreement because the Company has agreed to pay you money and other benefits to which you were not otherwise entitled and has provided such other good and valuable consideration as specified herein. The Company has agreed to provide this money and other benefits because of your agreement to accept it in full settlement of all possible claims you might have or ever had, and because of your execution of this Separation Agreement.

5.      Vested Benefits. Notwithstanding any other provision of this Separation Agreement, you will retain any rights that you may have to vested benefits under the Company’s plans and programs, pursuant to their terms. Nothing herein shall waive any of your rights to indemnification under the Company’s directors and officer’s liability insurance plans, such rights to be governed by the Company’s applicable plans and by-laws.

6.      Confidentiality. You reaffirm that in accordance with the Employment Agreement that you agreed to protect the Company’s Confidential Information as provided in the Company’s policies. You also agree to maintain the confidentiality of this Separation Agreement and to refrain from disclosing or making reference to its terms, except as required by law, or to your accountant or attorney, but only after obtaining agreement from the persons who learn of such information to also treat it confidentially.

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7.      Representation. You agree that you will not encourage or cooperate or otherwise participate or confer with any current or former employee of the Company or any other member of the Group, individually or collectively, or any potential plaintiff, to commence any legal action or make any claim against the Company or any other member of the Group with respect to such person’s employment with the Company or its affiliates; provided, however, that nothing in this Separation Agreement shall prohibit you from cooperating with the EEOC or a comparable state or local agency. You will cooperate with the Company and its counsel in connection with any investigation, administrative proceeding or litigation relating to any matter in which you were involved or of which you have knowledge as a result of your employment with the Company.

8.      Non-Competition; Non-Solicitation; Non-Disparagement. (a) Employee acknowledges that his services are of special, unique and extraordinary value to Company. Accordingly, the Employee shall not, at any time prior to the second anniversary of the Separation Date, become an employee, consultant, officer, partner or director or provide services in any fashion to any competitor of the Company, as determined by Company using good faith.

(b) Employee shall not, at any time prior to the second anniversary of the Separation Date, whether on Executive’s own behalf or on behalf of or in conjunction with any person, company, business entity or other organization whatsoever, directly or indirectly, (i) solicit or encourage any employee of Company to leave the employment of Company or (ii) without permission of Company, knowingly hire a former employee of Company.

(c) Employee shall not at any time make, publish, or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments, or statements concerning the Company or its businesses, or any of its employees or officers. The Company and the Group promise and agree that they shall not at any time make, publish, or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments, or statements concerning the Employee. This Section does not, in any way, restrict or impede Employee from exercising protected rights to the extent that such rights cannot be waived by agreement, of from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency.

9.            Voluntary. You acknowledge that you have read this Separation Agreement in its entirety, fully understand its meaning and are executing this Separation Agreement voluntarily and of your own free will with full knowledge of its significance. You acknowledge and warrant that you have been advised by the Company to consult with an attorney prior to executing this Separation Agreement.

10.        Employee Rights. You represent that you are the sole and lawful owner of all right, title and interest in and to every claim that you are purporting to release in this Agreement, and that you have the full power to enter into this Agreement and have not assigned, transferred or encumbered, or purported to assign, transfer or encumber, voluntarily or involuntarily, to any person or entity, any portion of the claims covered by this Agreement. The Company shall indemnify and hold Employee harmless for acts and omissions in Employee’s capacity as an officer, director or employee of the Company to the maximum extent permitted under applicable law; provided, however, that neither the Company, nor any of its subsidiaries or affiliates, shall indemnify Employee for a (a) material breach by Employee of a fiduciary duty owed to the Company or any of its subsidiaries; (b) the willful or gross neglect by Employee of the material duties required by his employment agreement; or (c) a knowing and material violation by Employee of any Company policy pertaining to ethics, legal compliance, wrongdoing or conflicts of interest.

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11.           Severability. In the event that any one or more of the provisions of this Separation Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby. Moreover, if any one or more of the provisions contained in this Separation Agreement is held to be excessively broad as to duration, scope, activity or subject, such provisions will be construed by limiting and reducing them so as to be enforceable to the maximum extent compatible with applicable law.

12.           Governing Law. This Separation Agreement will be governed by, and construed in accordance with, the laws of the State of Nevada without reference to its conflict of laws provisions. With respect to any dispute arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the federal and state courts located in Clark County, Nevada.

13.       Admission of Guilt. Nothing herein shall be deemed to constitute an admission of wrongdoing by the Company or any other member of the Group. Neither this Separation Agreement nor any of its terms shall be used as an admission or introduced as evidence as to any issue of law or fact in any proceeding, suit or action, other than an action to enforce this Separation Agreement.

14.       Counterparts. This Separation Agreement may be executed in two or more counterparts, and/or by facsimile transmission, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Photographic and fax copies of such signed counterparts may be used in lieu of the originals of this Separation Agreement for any purpose.

15.       Language. The language used in this Separation Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of law or contract interpretation that provides that in the case of ambiguity or uncertainty a provision should be construed against the draftsman will be applied against any party hereto. The provisions of this Separation Agreement shall be construed according to their fair meaning and neither for nor against any party hereto irrespective of which party caused such provisions to be drafted. Each party has been given the opportunity to seek independent counsel with respect to their individual rights, obligations and duties hereunder, and has freely executed this Separation Agreement after full and careful consideration of its terms.

16.       Successors. This Separation Agreement is binding upon, and shall be for the benefit of, the parties and their respective heirs, executors, administrators, successors and assigns.

17.       Complete and Full Understanding. You understand that this Separation Agreement constitutes the complete understanding between the Company and you and supersedes any and all agreements, understandings and discussions, whether written or oral, between you and any member of the Group regarding the subject matter hereof. You represent that in executing this Separation Agreement, you have not relied upon any representation or statement not set forth herein. No amendment or modification of this Separation Agreement shall be valid or binding upon the parties unless in writing and signed by both parties.

[Signature Page Follows]

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If the foregoing is acceptable to you, please sign/date in the space provided below and return this Separation Agreement to the Chief Executive Officer at Ecoark Holdings, Inc. 3333 Pinnacle Hills Parkway, Suite 220, Rogers, Arkansas 72758.

ACCEPTED AND AGREED TO BY:

Jay Puchir

Date: 5/11/18

ECOARK HOLDINGS, INC.

Randy May
Chief Executive Officer

Date:

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